MANAGEMENT AND CONSULTING AGREEMENT



     THIS MANAGEMENT AND CONSULTING AGREEMENT (this "Agreement") is made as of June 17, 1998, by and between OPEN PLAN SYSTEMS, INC., a Virginia corporation ("OPS"), and GREAT LAKES CAPITAL, LLC, a Delaware limited liability company ("LLC").


                                   WITNESSETH:

     WHEREAS, John L. Hobey ("Hobey") and William F. Crabtree ("Crabtree") are members of LLC; and

     WHEREAS, LLC will make Hobey and Crabtree available to OPS to serve as full-time employees of OPS, and OPS desires to employ Hobey and Crabtree, in the capacities of Chief Executive Officer and Chief Financial Officer, respectively; and

     WHEREAS, OPS and LLC desire to enter into a management and consulting relationship on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

         1.       Management and Consulting Services.

     (a) Chief Executive Officer. LLC will make Hobey available to OPS to serve as a full-time employee of OPS in the capacity of OPS's Chief Executive Officer ("CEO"), and OPS will elect Hobey as CEO of OPS. Hobey will enter into an employment agreement with OPS, substantially in the form attached hereto as Exhibit A (the "Employment Agreement"), the provisions of which shall include an 18-month term, an annual base salary of $160,000.00, eligibility for cash bonuses at the discretion of the Board of Directors of OPS, and the grant of nonqualified stock options of up to 25,000 shares of OPS's common stock, without par value ("Common Stock"), pursuant to the terms and conditions of a nonqualified stock option agreement with OPS, substantially in the form attached hereto as Exhibit B (the "Stock Option Agreement"). At the end of the term of this Agreement, OPS and Hobey may negotiate with each other directly regarding a continued employment relationship.

     (b) Chief Financial Officer. LLC will make Crabtree available to OPS to serve as a full-time employee of OPS in the capacity of OPS's Chief Financial Officer ("CFO"), and OPS will elect Crabtree as CFO of OPS. Crabtree will enter into an Employment Agreement, the provisions of which shall include an 18-month term, an annual base salary of $120,000.00, eligibility for cash bonuses at the discretion of the Board of Directors of OPS, and the grant of nonqualified stock options of up to 12,500 shares of Common Stock, pursuant to the terms and conditions of a Stock Option Agreement. At the end of the term of this Agreement, OPS and Crabtree may negotiate with each other directly regarding a continued employment relationship.

     (c) Additional Consulting Services. In addition to making Hobey and Crabtree available to serve as employees of OPS, LLC will make available to OPS for consultation on an as needed basis the services of members of LLC (the "Consultants"), including specifically, and without limitation, W. Sydnor Settle ("Settle"). Each of the Consultants will provide his or her personal services in the form of consulting services (the "Services") as reasonably requested by OPS, which Services of all Consultants shall not, in the aggregate, exceed ten (10) hours per month..

     (d) Performance of Services.

(i) During the term of this Agreement, LLC will, to the best of its ability, impart knowledge, information, ideas, suggestions and advice to OPS in furtherance of and relating to the Services as reasonably requested by OPS, and OPS and its Affiliates (as defined in Section 9(c) below) will have the right to make use of the same in their business at any time without additional consideration to LLC or its Consultants, employees or agents, other than that specifically stated herein. All reports, statistics, drawings, documents, computer programs (including source codes) or other property prepared by LLC and/or its Consultants, employees or agents in the course of performing the Services will be the property of OPS and may be used and reproduced by OPS for any purpose whatsoever; provided that all methods of analysis that are the property of LLC and are used by LLC to prepare such reports, statistics, drawings, documents or computer programs (including source codes) shall remain the property of LLC, even if such methods are developed specifically with regard to providing the Services.

(ii) During the term of this Agreement, LLC will be available to perform the Services at such times and at such locations as OPS and LLC may from time to time agree.

(iii)During the term of this Agreement, OPS will reimburse LLC for all reasonable and customary expenses incurred in the performance of Services that are requested by the Chairman of the Board of Directors of OPS.

     2. Term. The term of this Agreement will be for a period of eighteen (18) months, beginning on June 17, 1998; provided, however, that:

     (a) if (1) OPS terminates the employment of Hobey for Proper Cause (as defined in his Employment Agreement), (2) OPS terminates the employment of Hobey due to death or disability (in accordance with his Employment Agreement), or (3) Hobey voluntarily resigns as an employee of OPS, then (i) OPS may select Hobey's replacement without consulting LLC or terminating this Agreement or (ii) OPS may, in its sole discretion, terminate this Agreement with three (3) days prior written notice to LLC; or

     (b) if OPS terminates the employment of Hobey without Proper Cause and LLC is unable to provide a replacement for Hobey, who in OPS's sole discretion is acceptable to OPS, within five (5) days after such termination, then (i) OPS may select Hobey's replacement without consulting LLC or terminating this Agreement, or (ii) either OPS or LLC may, in its sole discretion, terminate this Agreement with three (3) days prior written notice to the other party.

     3. Consulting Consideration. In consideration for LLC making Hobey and Crabtree available to serve as OPS's CEO and CFO, respectively, and the agreement of LLC to perform the Services, OPS will deliver to LLC the following consideration:

     (a) Options. OPS will grant to LLC nonqualified stock options for 600,000 shares of Common Stock, pursuant to a nonqualified stock option agreement substantially in the form attached hereto as Exhibit C (the "LLC Stock Option Agreement").

     (b)  Cash   Payment.   OPS  will  pay  and   deliver  to  LLC  for  expense
reimbursement, by wire transfer, or by certified or bank check, the amount of $22,500.00.

     (c) Board Membership. In accordance with the terms and conditions of the Voting and Standstill Agreement (as defined in Section 4(d) below), OPS will take such action as may be necessary to increase the size of the OPS Board of Directors to ten (10) directors, to elect Hobey and Settle to Class I directorships (current term expiring in 2001) and to nominate and recommend Hobey and Settle for election at the 1999 annual meeting of shareholders as Class I directors. The parties hereby acknowledge that, for their services as directors of OPS, Hobey will not receive any compensation and Settle will receive the same compensation as other nonemployee directors.

     4. Additional Agreements.

     (a) Sale and Purchase of New Shares. OPS will sell and deliver to LLC 200,000 newly issued shares of Common Stock (the "Shares") for the purchase price of $2.175 per share, or an aggregate purchase price of $435,000.00.

     (b) Registration Rights Agreement. OPS will enter into a Registration Rights Agreement with LLC, substantially in the form attached hereto as Exhibit D.

     (c) Listing Application. OPS will, at its expense, take such steps as shall be necessary and advisable to effect the listing on The Nasdaq National Market of the Shares issued to LLC, and to reserve for listing on The Nasdaq National Market the shares of Common Stock that may be issued to LLC upon exercise of the options contained in the LLC Stock Option Agreement.

     (d) Voting and Standstill Agreement. OPS, LLC and Great Lakes Capital, Inc., a Delaware corporation ("GLC"), will enter into a Voting and Standstill Agreement, substantially in the form attached hereto as Exhibit E (the "Voting and Standstill Agreement").

     5. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 17, 1998 (the "Closing Date"), at 11:00 a.m. (eastern time), at the offices of Williams, Mullen, Christian & Dobbins, 1021 East Cary Street, Suite 1600, Richmond, Virginia 23219, or such other date, time and place as the parties hereto may agree.

     6. Independent Contractor.

     (a) LLC's relationship to OPS shall be that of an independent contractor retained on a consulting basis. LLC will at all times retain control over the performance of the Services and shall remain free from direction by OPS. Nothing in this Agreement, including the employment relationships set forth in Sections 1(a) and 1(b) above, shall be construed as creating any type of agency relationship, including, without limitation, that of employer and employee, between OPS and LLC.

     (b) LLC represents and warrants that, except as otherwise specifically stated in writing, all of the persons so assigned to perform the Services for OPS under this Agreement (including but not limited to Settle) shall be its employees or agents and not employees of OPS. LLC will file all required returns and reports, withhold and/or pay all required federal, state and local wage or employment-related taxes, including but not limited to income taxes, social security taxes, unemployment taxes and taxes measured by gross income or gross receipts, with respect to the amounts paid to LLC, or any such employees in connection with the performance of the Services; provided that it is acknowledged and agreed that LLC shall not be responsible for the employment relationships described in Sections 1(a) and (b) above.

     (c) LLC will reimburse OPS for any wage, employment-related or other tax not so withheld and/or remitted in accordance with Section 6(b) above and for any costs and expenses, including reasonable attorney's fees, penalties and interest, which OPS may incur by reason of LLC's failure to comply with its obligations set forth in Section 6(b) above.

     (d) LLC shall not use the name of OPS or any of its Affiliates in any advertising, promotion or sales of any materials or services without OPS's prior written concurrence.

     7. Representations and Warranties of OPS. OPS represents, warrants and covenants to LLC as follows:

     (a) Valid Existence, Good Standing and Power. OPS is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is in good standing as a foreign corporation in each jurisdiction in which the failure to qualify as a foreign corporation could have, in the aggregate, an adverse effect in a material respect on OPS's business, property or financial condition. OPS has all requisite corporate power and authority to own, lease and operate its properties, and to carry on its business as such business is now being conducted, and to enter into this Agreement and perform its respective obligations hereunder.

     (b) OPS Stock. The authorized capital stock of OPS consists of 50,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, without par value. Of such shares, on the Closing Date, approximately 4,472,000 shares of Common Stock, and no shares of OPS preferred stock, have been issued and are outstanding. The outstanding shares of OPS capital stock have been validly issued and are fully paid and nonassessable, and are free of any preemptive rights, whether statutory or otherwise. There are no outstanding or authorized subscriptions, options, warrants, calls or rights obligating OPS to issue any additional shares of capital stock, except for options granted under OPS's 1996 Stock Incentive Plan, OPS's 1996 Stock Option Plan for Non-Employee Directors and the LLC Stock Option Agreement. There are no limits or restrictions of any kind on the voting of the Common Stock.

     (c) Stock to be Issued to LLC. The Shares of Common Stock to be issued to LLC are duly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid, nonassessable, and free of any preemptive rights, whether statutory or otherwise.

     (d) Authorization and Validity of Agreements. The execution, delivery and performance by OPS of this Agreement and all related documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. No shareholder approval is required. This Agreement and all related documents to which OPS is a party have been duly executed and delivered by OPS, and upon their execution and delivery as provided herein and therein, will be legal and valid obligations of OPS, enforceable against it in accordance with the terms of the respective document, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject to general principles of equity (whether in law or in equity) and public policy applicable to securities law.

     (e) No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance by OPS of this Agreement and all related documents contemplated hereby, and the consummation by it of the transactions contemplated hereby and thereby: (1) will not violate (with or without the giving of notice or lapse of time or both) any judgment, ruling, order, writ, injunction, statute, rule or regulation applicable to OPS; (2) will not require any consent, approval, filing or notice under any provision of law applicable to OPS; (3) will not (i) require any consent, approval or notice; (ii) conflict with, result in the breach of any provision of, result in the termination of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default); or (iii) result in the acceleration of (or give any person the right to accelerate) the performance of any obligation of OPS under any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which OPS is a party or by which the assets or properties of any of them are bound or encumbered; and (4) will not result in the creation of a lien upon any properties, assets or business of OPS pursuant to the articles of incorporation or bylaws of OPS or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which OPS is a party or by which the assets or properties of any of them are bound or encumbered.

     (f) Legal Proceedings. Except as described in Schedule 7(f) to this Agreement, (1) there is no pending legal, administrative, governmental or other claim, action, suit, or proceeding or governmental investigation to which OPS is a party or relating to any of its properties or rights or otherwise affecting OPS; and (2) there is no threatened legal, administrative, governmental or other claim, action, suit, or proceeding or governmental investigation, or any basis for such claim, action, suit, proceeding or investigation against or relating to OPS or any of its respective properties or rights or which would affect OPS, which, if adversely determined, would have, either singly or in the aggregate, a material adverse effect on the financial condition, properties, good will, results of operations or business of OPS taken as a whole. OPS is not in violation of any term of any judgment, ruling, writ, decree, injunction or order outstanding against it.

     (g) OPS SEC Documents. OPS has filed all reports, schedules, statements and other documents required to be filed by it with the Securities and Exchange Commission under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 30, 1996, the date upon which it became subject to the reporting requirements of the Exchange Act (collectively, the "OPS SEC Documents"). Each of the OPS SEC Documents complies as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder and, as of their respective filing dates, does not contain any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) Affiliated Transaction. The transactions contemplated by this Agreement have been approved, prior to the date hereof, by a majority of OPS's
"disinterested  directors"  (as  defined  in Article  14 of the  Virginia  Stock
Corporation Act, as amended, in effect on the date of this Agreement (the "Virginia Act")), within the meaning of Section 13.1-727(B)(1)(iv) of Article 14 of the Virginia Act.

     (i) No Brokers. Neither OPS nor any of its officers, directors or employees acting on behalf of OPS, has employed any broker, investment banker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (j) Full Disclosure. The representations and warranties made by OPS to LLC in this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact which would be necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

     8. Representations and Warranties of LLC. LLC represent, warrant and covenant to OPS as follows:

     (a) Valid Existence, Good Standing and Power. LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each jurisdiction in which the failure to qualify as a foreign limited liability company could have, in the aggregate, an adverse effect in a material respect on LLC's business, property or financial condition. LLC has all requisite power and authority to own, lease and operate its properties, and to carry on its business as such business is now being conducted.

     (b) Authorization and Validity of Agreements. The execution, delivery and performance by LLC of this Agreement and the related documents contemplated hereby to which LLC is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action. This Agreement and the related documents contemplated hereby to which LLC is a party have been duly executed and delivered by LLC, and upon its execution and delivery as provided herein and therein, will be legal and valid obligations of LLC, enforceable against it in accordance with the terms of the respective documents, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject to general principles of equity (whether in law or in equity) and public policy applicable to securities law.

     (c) No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance by LLC of this Agreement and all related documents to which LLC is a party, and the consummation of the transactions contemplated hereby and thereby: (1) will not violate (with or without the giving of notice or lapse of time or both) any judgment, ruling, order, writ, injunction, statute, rule or regulation applicable to LLC; (2) will not require any consent, approval, filing or notice under any provision of law applicable to LLC; (3) will not (i) require any consent, approval or notice; (ii) conflict with, result in the breach of any provision of, result in the termination of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default); or (iii) result in the acceleration of (or give any person the right to accelerate) the performance of any obligation of LLC under any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which LLC is a party or by which the assets or properties of any of them are bound or encumbered; and (4) will not result in the creation of a lien upon any properties, assets or business of LLC pursuant to the respective certificate of organization, operating agreement, charter or bylaws of LLC, or any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement to which LLC is a party or by which its assets or properties are bound or encumbered.

     (d) Legal Proceedings. There is no: (1) pending legal, administrative, governmental or other claim, action, suit, or proceeding or governmental investigation to which LLC is a party or relating to any of its properties or rights or otherwise affecting LLC; and (2) threatened legal, administrative, governmental or other claim, action, suit, or proceeding or governmental investigation, or any basis for such claim, action, suit, proceeding or investigation against or relating to LLC or any of its respective properties or rights or which would affect LLC, which, if adversely determined, would have, either singly or in the aggregate, a material adverse effect on the financial condition, properties, good will, results of operations or business of LLC taken as a whole. LLC is not in violation of any term of any judgment, ruling, writ, decree, injunction or order outstanding against it.

     (e) Certain Securities Laws Matters. LLC is acquiring the Shares of Common Stock for its own account, without a view to the resale, transfer or distribution thereof, and not for the account of others. LLC agrees not to resell or otherwise dispose of all or any such stock, except as permitted by federal and state securities laws in the opinion of legal counsel reasonably acceptable to OPS, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the Securities Act of 1933, as amended (the "Securities Act"). LLC fully understands and agrees that it must bear the economic risk of the investment in the Shares for an indefinite period of time. LLC further understands that this stock has not been registered under any federal or state securities laws, and may not be assigned unless it is first registered or the transaction is exempt from registration under federal or applicable state securities laws. LLC understands and agrees that transfer of such shares will be restricted in their resale and that each certificate evidencing the shares will bear the following legend, or one substantially similar thereto:

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate may be made except (A) pursuant to the effective registration statement under the Act and any applicable state securities laws or (B) pursuant to an exemption from the provisions of Section 5 of the Act, and the rules and regulations in effect thereunder, and state securities laws.


     (f) Accredited Investors. Settle, Hobey, Crabtree, Thomas H. Corson, Thomas
J. McGrath and Charles B. Kaufmann III are the only members of LLC, and each of these individuals is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

     (g) No Brokers. Neither LLC nor any of its members, managers or employees acting on behalf of LLC has employed any broker, investment banker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (h) Full Disclosure. The representations and warranties made by LLC to OPS in this Agreement do not contain any untrue statement of a material fact, or omit to state a material fact which would be necessary to make the statements contained herein, in light of the circumstances in which they were made, not misleading.

     9. Covenants. In exchange for OPS's utilization of LLC's services and other good and valuable consideration, the receipt and sufficiency of which LLC and its Affiliates hereby acknowledge, LLC agrees, and shall use its best efforts to cause its Affiliates to agree, to enter into the covenants set forth below in this Section 9.

     (a) Confidentiality. For purposes of this Agreement, "Confidential Information" shall mean any information of a proprietary or confidential nature and trade secrets of OPS and its Affiliates (as defined in Section 9(c) below) relating to the business of OPS and its Affiliates that have not previously been publicly released by duly authorized representatives of OPS. LLC and its
Affiliates agree to regard and preserve as confidential all Confidential Information pertaining to OPS's business that has been or may be obtained by LLC or any of its Affiliates in the course of its involvement with OPS. Neither LLC nor any of its Affiliates will, without prior written authority from OPS to do so, use for its personal benefit or its personal purposes, unrelated to the business of OPS, nor disclose to others, either during the term of this Agreement or for five (5) years thereafter, except as required by the conditions of its engagement hereunder, any Confidential Information of OPS. This provision shall not apply after the Confidential Information has been voluntarily disclosed to the public by a duly authorized representative of OPS, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

     (b) Removal Of Documents Or Objects. LLC and its Affiliates agree not to remove from the premises of OPS, except as a consultant to OPS in pursuit of the business of OPS or any of its Affiliates, or except as specifically permitted in writing by OPS, any document or object containing or reflecting any Confidential Information of OPS or its Affiliates. LLC and its Affiliates recognize that all documents or material containing Confidential Information developed by it or by someone else in the course of employment by OPS are the exclusive property of OPS; provided that the methods of analysis that are the property of LLC and are used by LLC to prepare such documents or material containing Confidential Information in the course of performing the Services shall remain the property of LLC.

     (c) Nonpiracy Covenants.

     (1) For the purpose of this Agreement, the following terms shall have the following meanings:

     (i) "OPS Customers" shall be limited to those customers of OPS or its Affiliates for whom OPS or its Affiliates are rendering services as of the date of termination of LLC's engagement hereunder;

     (ii) "Affiliates" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement;

     (iii) "Prohibited Services" shall mean services in the new and remanufactured office furniture industry performed by OPS or its Affiliates, their agents or employees in any other business engaged in by OPS or its Affiliates on the date of termination of LLC's engagement hereunder;

     (iv) "Prospective Customers" shall be limited to those parties known by LLC or any of its Affiliates to have been solicited for business within any Prohibited Services within the twelve (12)-month period preceding the date of termination of LLC's engagement hereunder, and with or from whom, within the twelve (12)-month period preceding the date of termination of LLC's engagement hereunder, someone acting on behalf of OPS or its Affiliates either had met for the purpose of offering any Prohibited Services or had received a written response to an earlier solicitation to provide any Prohibited Services;

     (v) "Restricted Period" shall mean the period of five (5) years immediately following the date of termination of LLC's engagement hereunder.

     (2) LLC and its Affiliates recognize that over a period of years OPS has developed, at considerable expense, relationships with, and knowledge about, Customers and Prospective Customers which constitute a major part of the value of OPS. During the course of its engagement by OPS, LLC and its Affiliates will either have substantial contact with, or obtain substantial knowledge about, these Customers and Prospective Customers. In order to protect the value of OPS's business, LLC and its Affiliates covenant and agree that, in the event of the termination of LLC's engagement hereunder, neither LLC nor any of its Affiliates will, directly or indirectly, for its own account or for the account of any other person or entity, as an owner, stockholder, partner, agent, broker, consultant or other participant during the Restricted Period:

     (i) solicit a Customer for the purpose of providing Prohibited Services to such Customer;

     (ii) accept an invitation from a Customer for the purpose of providing Prohibited Services to such Customer;

     (iii)  solicit  a  Prospective   Customer  for  the  purpose  of  providing
Prohibited Services to such Prospective Customer; and

     (iv) accept an invitation from a Prospective Customer for the purpose of providing Prohibited Services to such Prospective Customer.

     Subsections (i), (ii), (iii), and (iv) are separate and divisible covenants; if for any reason any one covenant is held to be illegal, invalid or unenforceable, in whole or in part, the remaining covenants shall remain valid and enforceable and shall not be affected thereby. Further, the periods and scope of the restrictions set forth in any such subsection shall be reduced by the minimum amount necessary to reform such subsection to the maximum level of enforcement permitted to OPS by the law governing this Agreement. Additionally, LLC and its Affiliates agree that no separate geographic limitation is needed for the foregoing nonpiracy covenants as such are not a prohibition on LLC's involvement in the new and remanufactured office furniture industry and are already limited to only those entities which are included within the definition of "Customer" and "Prospective Customer."

     (d) Nonraiding of Employees.

     (1) LLC and its Affiliates covenant that, until LLC's engagement hereunder has expired or terminated, neither LLC nor any of its Affiliates will solicit, induce or encourage for the purposes of employing or offering employment to, or directly or indirectly solicit, induce or encourage to seek employment with any other business, whether or not LLC or any of its Affiliates is then affiliated with such business, any individual who is an employee of OPS or its Affiliates, including Hobey and Crabtree;

     (2) LLC and its Affiliates covenant that, during the Restricted Period specified in Section 9(c) hereof, neither LLC nor any of its Affiliates will solicit, induce or encourage for the purposes of employing or offering employment to, or directly or indirectly solicit, induce or encourage to seek employment with any other business, whether or not LLC or any of its Affiliates is then affiliated with such business, any individual who, as of the date of termination of LLC's engagement hereunder, is an employee of OPS or its Affiliates, other than Hobey and Crabtree;

     (3) LLC and its Affiliates covenant that, if prior to the expiration or termination of LLC's engagement hereunder (i) OPS terminates Hobey or Crabtree, as the case may be, for Proper Cause (as defined in the respective Employment Agreement) or (ii) Hobey or Crabtree, as the case may be, voluntarily resigns as an employee of OPS, neither LLC nor any of its Affiliates will solicit, induce or encourage for the purposes of employing or offering employment to, or directly or indirectly solicit, induce or encourage to seek employment with any other business, whether or not LLC or any of its Affiliates is then affiliated with such business, Hobey or Crabtree, as the case may be, until the later of
(x) the expiration or termination of LLC's engagement hereunder or (y) six (6) months after such termination for Proper Cause or voluntary resignation of Hobey or Crabtree, as the case may be.

     (e) Remedies Upon Breach of Agreement.  Notwithstanding  the  provisions of
Section 12 below, if LLC or any of its Affiliates materially breaches any provision of Section 9 of this Agreement and fails to cure any such material breach within five (5) days after written notice of said material breach is received from OPS, OPS reserves the right to avail itself of any reasonable remedy available to it at law or in equity. LLC and its Affiliates acknowledge and agree that OPS shall be entitled to injunctive relief against LLC or any of its Affiliates for any material violation by LLC or any of its Affiliates of Sections 9(a), (b), (c) or (d) of this Agreement that LLC or any of its Affiliates fails to cure within five (5) days after receipt of written notice from OPS. LLC and its Affiliates agree that the foregoing remedies shall be cumulative and not exclusive, shall not be waived by any partial exercise or nonexercise thereof and shall be in addition to any other remedies available to OPS at law or in equity.

     (f) Tolling of Restrictive Covenants During Violation. If a material breach by LLC or any of its Affiliates of any of the restrictive covenants of this Agreement occurs, LLC and its Affiliates agree that the restrictive period of each such covenant so materially violated shall be extended by a period of time equal to the period of such material violation by LLC or any of its Affiliates. It is the intent of the parties regarding this Section 9 that the running of the restricted period of a restrictive covenant shall be tolled during any period of material violation of such covenant so that OPS shall get the full and reasonable protection for which it contracted and so that neither LLC nor any of its Affiliates may profit by its material breach.

     10. Transferability of Options. To the extent requested by LLC after the Closing, but prior to the expiration of the exercise periods of the options granted to LLC pursuant to the LLC Stock Option Agreement, OPS will use its prudent efforts to effect, following the expiration or termination of the Consulting Agreement, the transferability of such options to members of LLC or their immediate family members, LLC's Affiliates, or such other mutually agreed upon parties in a manner that is in the best interests of both OPS and LLC.

     11. LLC Approval of Press Releases. OPS will obtain the prior approval of Settle, or such other person as LLC may from time to time designate, before issuing or releasing any press releases or other public disclosures that contain references to LLC or the Services; provided that, if time is of the essence with respect to any such press release or other public disclosure, and Settle or the LLC designee is not reasonably available for the review and approval of such document, OPS may release such press release or other public disclosure as long as OPS can provide to LLC evidence of its attempts to obtain the approval required under this Section 11.

     12. Indemnification; Survival.

     (a) LLC Indemnification. LLC agrees to defend, indemnify and hold OPS and its Affiliates, and their respective directors, officers and employees ("OPS Indemnitees"), harmless from and against any and all liabilities, actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement in accordance with Section 12(c) below and reasonable expenses
(including but not limited to reasonable attorney's fees and disbursements), suffered or incurred by OPS or OPS Indemnitees for injury of any kind to persons or damage to property resulting from or arising out of or in connection with (1) any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or agreements contained in this Agreement, or (2) any activities or Services carried out under this Agreement that result from the gross negligence or willful misconduct of the Consultants, or other employees or agents of LLC; provided that LLC shall not be responsible for the acts of Hobey and Crabtree in their capacities as employees of OPS or of Hobey and Settle in their capacities as directors of OPS.

     (b) OPS Indemnification. OPS agrees to defend, indemnify and hold LLC, and its respective managers, members and employees ("LLC Indemnitees"), harmless from and against any and all liabilities, actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement in accordance with
Section 12(c) below and reasonable expenses (including but not limited to reasonable attorney's fees and disbursements), suffered or incurred by LLC or LLC Indemnitees for injury of any kind to persons or damage to property resulting from or arising out of or in connection with (1) any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or agreements contained in this Agreement, or (2) any activities or Services carried out under this Agreement that do not result from the gross negligence or willful misconduct of the Consultants, or other employees or agents of LLC.

     (c) Notice of Indemnifiable Loss. Each indemnified party (the "Indemnified Party") shall provide written notice to the indemnifying party (the
"Indemnifying Party") of any claim with respect to which it seeks indemnification promptly after the discovery by the Indemnified Party of any matters giving rise to a claim for indemnification, provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Section 12, except if and to the extent the Indemnifying Party has been materially prejudiced thereby. Provided that the Indemnifying Party has agreed to indemnify the Indemnified Party with respect to the noticed claim, the Indemnified Party shall have the control of all litigation for which indemnity is available pursuant to this Section 12. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, settle or compromise any action, suit, claim or proceeding to which an Indemnified Party is a party or consent to entry of any judgment in respect thereof. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes unconditional release of the Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

     (d) Survival. The respective representations and warranties, covenants and indemnities of the parties hereto, including those made in or resulting from any certificates, instruments or other documents delivered pursuant to this Agreement, shall survive the Closing under this Agreement and, with respect to representations and warranties, covenants and indemnities of LLC, LLC's termination of Services to OPS.

     13. No Rescission. Notwithstanding anything to the contrary in this Agreement, OPS shall not possess as a remedy for a breach of this Agreement or of any of the agreements contemplated herein any right of rescission or termination with respect to the Shares or the options granted pursuant to the LLC Stock Option Agreement, except that such options shall be subject to termination to the extent expressly set forth in the LLC Stock Option Agreement.

     14. Miscellaneous.

     (a) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:



             If to OPS,
             to it at:        Open Plan Systems, Inc.
                              4299 Carolina Avenue
                              Building C
                              Richmond, Virginia  23222
                              Telecopier:  (804) 228-5656
                              Attention:  Anthony F. Markel

             With a copy to:  Williams Mullen Christian & Dobbins
                              1021 East Cary Street, 16th Floor
                              Richmond, Virginia  23219
                              Telecopier:  (804) 783-6507
                              Attention:  Theodore L. Chandler, Jr., Esquire

             If to LLC,
             to it at:        Great Lakes Capital, LLC
                              310 South Street
                              Morristown, New Jersey  07960
                              Telecopier:  (973) 539-7909
                              Attention:  W. Sydnor Settle

             With a copy to:  Dykema Gossett PLLC
                              400 Renaissance Center
                              Detroit, Michigan 48243-1668
                              Telecopier:  (313) 568-6915
                              Attention:  Fredrick M. Miller, Esquire

     Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     (b) Entire Agreement; Amendment. This Agreement shall supersede any and all existing agreements between LLC or any of its Affiliates and OPS or any of its Affiliates. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and there are no agreements, undertakings or understandings, whether oral or written, that are not fully set forth herein. Notwithstanding the foregoing, the Confidentiality Letter Agreement between GLC and OPS, dated March 27, 1998, shall continue in full force and effect. No provision of this Agreement shall be amended, modified, waived or discharged except as agreed to in writing by LLC and OPS.

     (c) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Assignment. This Agreement shall be binding upon and inure to the benefit of LLC, and with respect to the amounts set forth in Section 4, its distributees, successors and assigns, and OPS and its permitted assigns. Neither this Agreement nor any of the rights of the parties hereunder may be transferred to or assigned by either party hereto. Any assignment or transfer of this Agreement in violation of this Section 14(d) shall be void.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made in that state.

     (f) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located in the City of Richmond, Virginia, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located in the City of Richmond, Virginia, for the purpose of any action arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14(a) above is reasonably calculated to give actual notice. Notwithstanding anything contained in this Section 14(f) to the contrary with respect to the parties' forum selection, if an action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

     (g) Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     (h) Severability. LLC agrees that if any provision of this Agreement, or any portion thereof, shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall be confined to the operation of the provision at issue and shall not affect or invalidate any other provision of this Agreement and such court shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to OPS to the fullest extent permitted by applicable law the benefits intended by such provisions.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.


                          [SIGNATURES ON THE NEXT PAGE]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first written above.


                                 OPEN PLAN SYSTEMS, INC.

                             By:  /s/ Anthony F. Markel
                                      Anthony F. Markel,
                                      Chairman of the Board



                                 GREAT LAKES CAPITAL, LLC



                             By:  /s/ W. Sydnor Settle
                                      W. Sydnor Settle,
                                      Manager